Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement of Dechan, Inc. on Form SB-2 of our report dated, September 30, 2007 relating to the consolidated financial statements of Dechan, Inc. for the periods ending June 30, 2006 and 2007.

/s/ The Blackwing Group, LLC

The Blackwing Group, LLC

Independence, MO

September 30, 2007